EXHIBIT 32.1
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Vanda Pharmaceuticals Inc., (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:
     The Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (the Form 10-Q) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

Date: August 5, 2011	/s/ Mihael H. Polymeropoulos, M.D.
Mihael H. Polymeropoulos, M.D.
Chief Executive Officer (Principal Executive Officer)

Date: August 5, 2011	/s/ James P. Kelly
James P. Kelly
Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (SEC) or its staff upon request. This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.